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                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Consent Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Consent Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12


                          BARRETT RESOURCES CORPORATION
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                (Name of Registrant as Specified in its Charter)


                               SHELL OIL COMPANY

                             SRM ACQUISITION COMPANY
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   (Name of Person(s) Filing Consent Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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               SHELL VIEWS BARRETT BYLAW CHANGES AS POSITIVE STEP


         HOUSTON (MARCH 14, 2001) -- Shell Oil Company (Shell), a wholly-owned member of the Royal Dutch/Shell Group, announced today that it is pleased with Barrett Resources Corporation's (Barrett) recent action to remove certain bylaw provisions. These amendments will facilitate the Barrett shareholders' right to act by written consent to replace the Barrett Board should that become necessary.
         "We view Barrett's action as a positive development and renew our request that they remove the balance of their takeover defenses," said Walter van de Vijver, president and CEO of Shell Exploration & Production Company, the exploration and production arm of Shell Oil Company. "It is still our hope that we can reach a negotiated agreement consistent with our $55 per share acquisition proposal."
         Shell was informed today of these amendments shortly before a scheduled hearing in Delaware Chancery Court relating to Shell's claim that these bylaw provisions were invalid. Shell had previously requested that Barrett remove these and other takeover defenses that could be used to prevent Shell from acquiring Barrett.
         On March 7, Shell announced to Barrett shareholders its intention to acquire the company. Later, when the Barrett Board announced plans to begin an auction to sell the company, Shell commenced a formal Tender Offer to acquire all of Barrett's outstanding shares for $55 per share in cash.

THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES. THE TENDER OFFER IS MADE ONLY THROUGH AN OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT REGARDING THE TENDER OFFER REFERRED TO IN THIS PRESS RELEASE BECAUSE IT CONTAINS IMPORTANT INFORMATION.

THE TENDER OFFER STATEMENT WAS FILED BY SHELL OIL COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC). INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT AND OTHER RELEVANT DOCUMENTS ON THE SEC'S WEB SITE.

SHELL OIL COMPANY HAS FILED A PRELIMINARY CONSENT STATEMENT AND OTHER SOLICITATION MATERIALS WITH THE SEC RELATING TO SHELL OIL COMPANY'S SOLICITATION OF WRITTEN CONSENTS FROM THE SHAREHOLDERS OF BARRETT RESOURCES CORPORATION. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT, WHEN AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE CONSENT STATEMENT WILL BE FILED BY SHELL OIL COMPANY WITH THE SEC. INVESTORS AND SECURITY HOLDERS CAN OBTAIN A FREE COPY OF THE CONSENT STATEMENT (WHEN AVAILABLE) AND OTHER RELEVANT DOCUMENTS ON THE SEC'S WEB SITE.

IN ADDITION, THE IDENTITY OF PEOPLE WHO, UNDER SEC RULES, MAY BE CONSIDERED "PARTICIPANTS IN THE SOLICITATION" OF BARRETT SHAREHOLDERS AND THEIR HOLDINGS OF BARRETT COMMON STOCK ARE CONTAINED IN SHELL OIL COMPANY'S FILINGS WITH THE SEC UNDER REGULATION 14A.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE BASED ON SHELL OIL COMPANY'S CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "FORECASTS," "INTENDS," "PLANS," "BELIEVES," "PROJECTS," AND "ESTIMATES," AND VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED ON A NUMBER OF ASSUMPTIONS THAT COULD ULTIMATELY PROVE INACCURATE AND, THEREFORE, THERE CAN BE NO ASSURANCE THAT THEY WILL PROVE TO BE ACCURATE. ACTUAL RESULTS AND OUTCOMES MAY VARY MATERIALLY FROM WHAT IS EXPRESSED OR FORECAST IN SUCH STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE CHANGES IN NATURAL GAS PRICES, CHANGES IN COMPETITIVE OR ECONOMIC CONDITIONS AFFECTING SUPPLY AND DEMAND FOR GAS, PENDING OR FUTURE LITIGATION, CHANGES IN CURRENT LAWS AND REGULATIONS, AND GENERAL DOMESTIC AND INTERNATIONAL ECONOMIC AND POLITICAL CONDITIONS. SHELL OIL COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


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Kitty Borah/Stacy Hutchinson      Shell Oil Media Relations       (713) 241-4544

David Sexton                      Shell Oil Investor Relations    (212) 218-3112